UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 12, 2003

SURE TRACE SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-11424	84-0959153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number No.)

1530 9th Avenue SE, Calgary, Alberta, Canada T2G 0T7
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 693-8014

_______________________________________________
(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

On September 12, 2003, Sure Trace Security Corporation ("Sure Trace") filed a Current Report on Form 8-K disclosing that it completed a private placement for US $25 million at an average equity investment of $0.63 per share, with Can-West Venture Capital Inc. ("Can-West") whereby Can-West will acquire 39,450,319 restricted shares of Sure Trace's Common Stock. At that time, Sure Trace stated that upon the parties executing a definitive share purchase agreement, a copy of such agreement will be filed with the Securities and Exchange Commission as an exhibit to an amendment to the Form 8-K.

The parties, as of close of business on October 2, 2003, entered into a definitive agreement which sets forth the terms and conditions of the aforementioned private placement. A copy of the agreement is attached hereto as Exhibit 10.5

ITEM 7. Exhibits

(c) Exhibits - 10.5 Stock Purchase Agreement dated October 1, 2003 between Sure Trace and Can-West Venture Capital Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Calgary, Alberta Canada, this 2nd day of October, 2003.

SURE TRACE SECURITY CORPORATION

By:/s/ Peter Leeuwerke
Name: Peter Leeuwerke
Title: Chief Executive Officer
 (principal executive officer)